UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2018

Achillion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33095	52-2113479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

300 George Street New Haven, CT	06511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 624-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter.

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Operating Officer

On September 10, 2018, Achillion Pharmaceuticals, Inc, (the “Company”) announced the appointment of Paul Firuta as Executive Vice President and Chief Operating Officer, effective as of September 10, 2018.

Mr. Firuta, age 53, served as Chief Commercial Officer of uniQure N.V., a gene therapy company, from May 2016 to June 2018. Prior to joining uniQure, N.V., Mr. Firuta was Chief Commercial Officer of BioBlast Pharma, Ltd., an orphan disease-focused biotechnology company, from August 2015 to May 2016. From March 2014 to February 2015, Mr. Firuta was President, US Commercial Operations of NPS Pharma, a biopharmaceutical company, and from October 2008 to February 2014, Mr. Firuta was Vice President and General Manager, Americas, of ViroPharma, Inc., a biopharmaceutical company, both of which were acquired by Shire Pharmaceuticals in 2015 and 2014, respectively. Mr. Firuta has also held positions at LEV Pharmaceuticals, Inc., a biopharmaceutical company, OraPharma, a specialty pharmaceutical company, and SmithKline Beecham Pharmaceuticals, a pharmaceutical company. Mr. Firuta holds a M.B.A. from St. Joseph’s University and a B.S. from King’s College.

There are no family relationships between Mr. Firuta and any director or executive officer of the Company. Mr. Firuta has not engaged in any related person transaction (as defined in Item 404(a) of Regulation S-K) with the Company.

Compensation Arrangement

In connection with Mr. Firuta’s appointment as Chief Operating Officer, the Company entered into an employment agreement with Mr. Firuta, which became effective on September 10, 2018. The term of Mr. Firuta’s employment agreement ends on December 31, 2018 but is automatically renewed after such initial term for successive one-year periods unless either the Company or Mr. Firuta provides written notice to the other at least six months prior to the expiration of the applicable term. Under the employment agreement, Mr. Firuta receives an annualized base salary of $420,000, subject to upward adjustment at the discretion of the Company’s board of directors. In addition, Mr. Firuta is eligible to receive an annual performance bonus at a target rate of 40% of his annualized base salary, based on the Company’s achievement of its performance goals for the applicable fiscal year and Mr. Firuta’s achievement of his performance goals for such year, both as determined by the Company’s board of directors. Mr. Firuta is also entitled to participate in all benefit programs that the Company establishes and makes available to its executives, to the extent that he is eligible under the plan documents governing those programs.

In the event the Company terminates Mr. Firuta’s employment for reasons other than cause, death or disability, or if Mr. Firuta terminates his employment for good reason (as such terms are defined in the employment agreement), or if the Company provides Mr. Firuta with a notice of non-renewal where Mr. Firuta was otherwise willing and able to continue his employment under the terms of the employment agreement, in each case prior to or more than the twelve months following a change in control date (as defined in the employment agreement) of the Company and subject to Mr. Firuta entering into a severance and release of claims agreement, Mr. Firuta is entitled to receive (i) his then current base salary for a twelve-month period; (ii) if he is eligible for and elects to receive COBRA continuation, continued payment of the Company’s share of medical and dental insurance premiums for twelve months or, if earlier, until the expiration of his COBRA continuation coverage; and (iii) a payment equal to a pro-rated portion of his target bonus for the fiscal year in which termination occurred.

In the event the Company terminates Mr. Firuta’s employment for reasons other than cause, death or disability, or if Mr. Firuta terminates his employment for good reason, or if the Company provides Mr. Firuta with a notice of non-renewal where Mr. Firuta was otherwise willing and able to continue his employment under the terms of the employment agreement, in each case within twelve months following a change in control date and subject to Mr. Firuta entering into a severance and release of claims agreement, then Mr. Firuta would be entitled to receive (i) his then current base salary for a twelve-month period, (ii) if he is eligible for and elects to receive COBRA continuation, continued payment of the Company’s share of medical and dental insurance premiums for twelve months or, if earlier, until the expiration of his COBRA continuation coverage; (iii) a payment equal to his target bonus for the fiscal year in which termination occurs; and (iv) immediate vesting and exercisability of all outstanding unvested option grants and unvested grants of restricted stock and restricted stock units.

In addition, Mr. Firuta’s employment agreement provides that, subject to approval by the Company’s Compensation Committee, Mr. Firuta will be granted an option to purchase 400,000 shares of the Company’s common stock, such option to (i) have an exercise price per share equal to the closing price per share of the Company’s common stock on the Nasdaq Global Select Market on the date of grant and (ii) vest and become exercisable, subject to Mr. Firuta’s continued service on each applicable vesting date, at a rate of 25% of the total shares underlying the option on the first anniversary of the date of grant and as to an additional 6.25% of the total shares at the end of each successive three month period thereafter.

The foregoing summary of the employment agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the employment agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)   Exhibits

10.1	Employment Agreement, dated September 10, 2018, by and between Achillion Pharmaceuticals, Inc. and Paul Firuta.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 10, 2018

ACHILLION PHARMACEUTICALS, INC.

By:	/s/ Mary Kay Fenton
Mary Kay Fenton
Executive Vice President and Chief Financial Officer